ROBERT B. MURRAY
REGISTERED GEOLOGIST
1612 E. 43rd Avenue
Eugene, OR 97405-4408
(541) 344-4457
robert.b.murray@comcast.net

March 25, 2015

Consent of Expert

United States Securities and Exchange Commission

I, Robert B. Murray, a Certified Professional Geologist, co-authored and prepared:

- The report titled "Evaluation of the Chandalar Mining Property", May 5, 2008, prepared together with Jeffery O. Keener, a Professional Geologist licensed to practice in Alaska, and James C. Barker a Certified Professional Geologist licensed to practice in Alaska.

I hereby consent to the filing of the reports with the Annual Report on form 10K on or around April 1, 2014, and the use of and references to the subject matter of the reports contained therein. I also consent to the use of my name in the Annual Report on form 10K in regard to preparation of the reports.

Dated: 25TH day of March, 2015

Robert B. Murray
Robert B. Murray
President, Kingegan Mining
B.S., M.S., Oregon Professional Geologist
#G0965

REGISTERED PROFESSIONAL
OREGON
ROBERT B. MURRAY
Robert B. Murray
G965
GEOLOGIST